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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Clean Harbors, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2004

Corporate Headquarters
1501 Washington Street
Braintree, Massachusetts 02185
Tel. 781-849-1800

To Our Fellow Stockholders:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2004 Annual Meeting of Stockholders, to be held on Thursday, May 13, 2004 in Boston, Massachusetts.

        Information about the Annual Meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on Company operations. You will have an opportunity to ask questions of our management team if you attend the meeting in person.

        Your vote is important. You can be sure your shares are represented at the meeting by completing, signing, and returning your proxy form in the enclosed envelope, even if you plan to attend the meeting. Sending in your proxy will not prevent you from voting in person at the meeting should you wish to do so.

        Thank you for your continued support of Clean Harbors. We look forward to seeing those stockholders who are able to attend the Annual Meeting on May 13.

Sincerely,

Alan S. McKim Chairman of the Board

"People and Technology Creating a Better Environment"

CLEAN HARBORS, INC.
1501 Washington Street
Braintree, Massachusetts 02185

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        Notice is hereby given that the Annual Meeting of Stockholders of Clean Harbors, Inc. (the "Company"), will be held at 9:00 a.m., local time, on Thursday, May 13, 2004 at Fleet Conference and Training Center, Seventh Floor, The Berkeley Room, One Federal Street, Boston, Massachusetts, for the following purposes:

  1.
  To elect two (2) Class III members of the Board of Directors of the Company to serve until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected;

  2.
  To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

        Stockholders of record at the close of business on April 5, 2004 will be entitled to notice and to vote at the meeting.

        You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, please date, sign and mail your proxy in the enclosed envelope to ensure that your shares will be represented at the meeting.

By order of the Board of Directors

C. Michael Malm, Secretary

April 9, 2004
Boston, Massachusetts

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

CLEAN HARBORS, INC.
1501 Washington Street
Braintree, MA 02185

PROXY STATEMENT

        This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation of proxies by the Board of Directors of Clean Harbors, Inc., a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the Fleet Conference and Training Center, Seventh Floor, The Berkeley Room, One Federal Street in Boston, Massachusetts, on May 13, 2004, commencing at 9:00 a.m., local time, and any adjournment thereof.

PROXY SOLICITATION

        Proxies in the accompanying form properly executed and received prior to the meeting and not revoked, will be voted as specified or, if no instructions are given, will be voted in favor of the proposal described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Clerk of the Company. The cost of this solicitation shall be borne by the Company. Solicitations of proxies by telephone or in person may be made by the Company's directors, officers or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. This Proxy Statement and the accompanying proxy form are scheduled to be mailed to stockholders beginning on April 19, 2004.

INFORMATION AS TO VOTING SECURITIES

        The holders of the Company's Common Stock, $.01 par value ("Common Stock"), and Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock"), vote as a single class with respect to the election of directors and most other matters. Each issued and outstanding share of the Company's Common Stock and Series B Preferred Stock is entitled to one vote. Only stockholders of record at the close of business on April 5, 2004 will be entitled to vote at the meeting. On April 5, 2004, there were 14,009,645 shares of Common Stock and 112,000 shares of Series B Preferred Stock outstanding and entitled to vote. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

        The sole matter proposed to be considered at the Annual Meeting is the election of two Class III directors. The election of the Class III directors will require the affirmative vote of the holders of a plurality of the total shares of Common Stock and Series B Preferred Stock represented at the meeting. Votes withheld from any nominee for election as a director, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, votes withheld from any nominee for director will have the effect of "against" votes. Broker "non-votes" occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on "routine" proposals but not on non-routine matters. The election of directors is considered a routine matter.

        In addition to the shares of Common Stock and Series B Preferred Stock outstanding on April 5, 2004, there were then outstanding 25,000 shares of Series C Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock"). However, under the rules of The Nasdaq Stock Market ("NASDAQ"), the Series C Preferred Stock will not be voting at the Annual Meeting on the election of the two Class III directors, which is the sole matter proposed to be considered at the meeting.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position
Alan S. McKim	49	Chairman of the Board of Directors, President and Chief Executive Officer
John D. Barr	56	Director
John P. DeVillars	55	Director
John F. Kaslow	71	Director
Daniel J. McCarthy	72	Director
John T. Preston	54	Director
Thomas J. Shields	57	Director
Lorne R. Waxlax	70	Director
Guy R. Adam	53	Vice President, Canadian Operations **
Mark S. Burgess	45	Executive Vice President, Administration and Chief Financial Officer
Eugene A. Cookson, Jr.	46	President, Site Services *
George L. Curtis	45	Senior Vice President, Pricing and Proposals *
William J. Geary	56	Executive Vice President and General Counsel *
Eric W. Gerstenberg	35	Senior Vice President, U.S. Disposal Operations *
Stephen H. Moynihan	48	Senior Vice President, Planning & Development
William F. O'Connor	54	Senior Vice President, Risk Management *
David M. Parry	38	Senior Vice President, Technical Services *
Carl D. Paschetag, Jr.	44	Vice President, Treasurer and Controller
Anthony Pucillo	47	Executive Vice President, Sales, Marketing and Central Services *
Michael J. Twohig	41	Senior Vice President and Chief Information Officer *
Brian P. Weber	36	Senior Vice President, Central Services *

*
Officer of Clean Harbors Environmental Services, Inc., a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

**
Officer of Clean Harbors Canada, Inc., a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

        Alan S. McKim founded the Company in 1980 and is Chairman of the Board of Directors, President, and Chief Executive Officer of the Company. He serves as a director of most of the Company's subsidiaries. Mr. McKim holds an MBA from Northeastern University. He has been a director of the Company since its formation. His current term as a Class I director expires in 2005.

        John D. Barr is currently President and Chief Executive Officer of Automotive Performance Industries, a privately owned company providing a variety of logistical services to the major automotive manufacturers. From 1995 to 1999, he served as President and Chief Operating Officer and a Director of Quaker State Corporation, where he was involved in a number of acquisitions and divestitures prior to the acquisition of Quaker State Corporation by Pennzoil Company in 1999. From 1970 to 1995, Mr. Barr served in various capacities with the Valvoline Company, a subsidiary of Ashland, Inc., which culminated in an eight-year tenure as President and Chief Executive Officer. Mr. Barr serves as a director of United Auto Group, Inc., James Hardie Industries, NV and UST, Inc. Mr. Barr has served as a member of our Board of Directors since August 2003. His current term as a Class II Director expires in 2006.

        John P. DeVillars is currently Managing Partner of BlueWave Strategies, LLC and BlueWave Capital, LLC, strategic advisory and merchant banking enterprises providing consulting and financial advisory services to environmental and renewable energy companies. From 2000 to 2003, Mr. DeVillars served as Executive Vice President of Brownfields Recovery Corporation, a privately owned company engaged in remediating, financing, and redeveloping environmentally impacted properties. From 1994 through 2000, Mr. DeVillars served as the New England Administrator for the U.S. Environmental Protection Agency. From 1991 to 1994, he was a Director of Environmental Advisory Services with Coopers & Lybrand, and from 1988 to 1991, he served as Secretary of Environmental Affairs for the Commonwealth of Massachusetts and Chairman of the Board of the Massachusetts Water Resources Authority. Mr. DeVillars holds a Masters in Public Administration from Harvard University and a Bachelor of Arts from the University of Pennsylvania and is a Visiting Lecturer in Environmental Policy at the Massachusetts Institute of Technology. He has served as a Director of the Company since 2001. His current term as a Class III director expires this year, and he is standing for reelection for a three-year term.

        John F. Kaslow is the retired Executive Vice President and Chief Operating Officer of New England Electric System ("NEES"). He also served as President of the NEES subsidiary, New England Power Company, and was a director of both companies. Following his retirement from NEES in 1990, he served as an Executive Advisor to the Electric Power Research Institute until 1998, and as an electric industry consultant. Mr. Kaslow is the Chairman of the Board of Doble Engineering Company and is a former director of the New England Council and Merrimack College. Mr. Kaslow holds a B.S. degree from the University of Massachusetts, Lowell, and is a graduate of the Advanced Management Program of the Harvard Business School. He has served as a director of the Company since 1991. His current term as a Class I director expires in 2005.

        Daniel J. McCarthy has been a Professor of Strategic Management at Northeastern University since 1972, prior to which he was President of Computer Environments Corporation, a computer services company. In the past, he served on five boards, most recently at Tufts Associated Health Maintenance Organization, as a member of its Audit Committee and as Chairman of its Investment Committee. Mr. McCarthy also served as director and member of the Audit and Compensation Committees of MANAGEDCOMP, Inc. Mr. McCarthy holds AB and MBA degrees from Dartmouth College and a DBA degree from Harvard Business School. He has served as a director of the Company since 1987. He was recently elected by the Board as Lead Director, an independent director who presides in executive sessions of the Board and serves as the shareholder contact person for the Board. His current term as a Class III director expires this year, and he is standing for reelection for a three-year term.

        John T. Preston is President and Chief Executive Officer of Atomic Ordered Materials LLC and Senior Lecturer at the Massachusetts Institute of Technology ("MIT"). From 1992 through 1995, he served as Director of Technology Development at MIT. From 1986 to 1992 he was Director of the M.I.T. Technology Licensing Office where he was responsible for the commercialization of intellectual property developed at MIT. Some of Mr. Preston's prior appointments include director or advisory positions for the Governor of Massachusetts, the U.S. Department of Defense, The National Aeronautics and Space Administration and the Technology Board of Singapore. He holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. Prior to joining the Board of the Company, Mr. Preston served on the board of Clean Harbors Technology Corporation. He has served as a director of the Company since 1995. His current term as a Class II director expires in 2006.

        Thomas J. Shields is Managing Director of Shields & Company, Inc., an investment-banking firm that he co-founded in 1991. He is currently a director of B.J.'s Wholesale Club, Inc. Mr. Shields is a graduate of Harvard College and Harvard Business School. He has served as a director of the Company since 1999. His current term as a Class I director expires in 2005.

        Lorne R. Waxlax served as Executive Vice President of The Gillette Company from 1985 to 1993, with worldwide responsibility for Braun AG, Oral-B Laboratories and Jafra Cosmetics International. He is

currently a director of B.J.'s Wholesale Club, Inc. Mr. Waxlax holds a BBA degree from the University of Minnesota and an MBA degree from Northwestern University. He has served as a director of the Company since 1994. His current term as a Class II director expires in 2006.

        Guy R. Adam is Vice President of Canadian Operations. Mr. Adam joined the Company in 2002. From 1980 to 2002, Mr. Adam held a variety of waste management operation positions with Safety-Kleen Corp. and predecessor companies including Facility Manager, Regional Director and Vice President for Eastern Canada. From 1974 to 1980, Mr. Adam held various process engineering and management positions for the ICI group of companies in Canada. Mr. Adam holds a Chemical Engineering Degree and a Management Diploma from the University of Montréal.

        Mark S. Burgess is Executive Vice President, Administration and Chief Financial Officer. Mr. Burgess joined the Company in June 2003. From 2000 to 2002, Mr. Burgess served as Executive Vice President of Finance and Administration and Chief Financial Officer of JL French Automotive Castings, Inc. From 1991 to 2000, he was with Trailmobile Corporation, where he served as President of Trailmobile Canada Limited from 1999 to 2000. Mr. Burgess holds a Bachelor of Arts Degree from Dickinson College and an MBA in Finance from the Fuqua School of Business at Duke University.

        Eugene A. Cookson, Jr. is President of the Site Services business unit. Mr. Cookson rejoined the Company in 1998 as Senior Vice President, Field Services & Operations. From 1996 to 1998, Mr. Cookson was the Vice President of Operations of The Flatley Group, a privately owned real estate management company, and he was in charge of major accounts at the Gartner Group. From 1991 to 1996, Mr. Cookson held a variety of management positions with the Company including Director of Sales, Director of the CleanPack Product Line and Field Services General Manager. Mr. Cookson holds a Masters Degree in Civil Environmental Engineering from Northeastern University.

        George L. Curtis is Vice President, Transportation and Disposal Services. Mr. Curtis joined the Company in 1980, and has served in a variety of management positions the most recent of which were Vice President of Marketing and Vice President of Business Development. Mr. Curtis holds an MBA from Northeastern University and a Bachelor of Arts in Biology from Columbia University.

        William J. Geary is Executive Vice President and General Counsel of the Company. He joined the Company in 1989 and he has served as Vice President of Government Relations and as Special Counsel for the Company. Prior to joining the Company, Mr. Geary served in various senior positions in Massachusetts state government. Mr. Geary holds a Bachelor's Degree from the University of Massachusetts at Boston, a Masters Degree in Government and Management from Northeastern University, and a J.D. from Suffolk University Law School. He was awarded a Loeb Fellowship in Advanced Environmental Studies at Harvard University. Mr. Geary is admitted to the Bar in Massachusetts and the District of Columbia as well as the Bar of the United States Supreme Court.

        Eric W. Gerstenberg is Senior Vice President, US Disposal Operations. Mr. Gerstenberg rejoined the Company in June 1999 as Vice President of Disposal Services of Clean Harbors Environmental Services, Inc. From 1997 to 1999, Mr. Gerstenberg was the Vice President of Operations for Pollution Control Industries, a privately owned environmental services company. From 1989 to 1997, Mr. Gerstenberg held a variety of positions with the Company including General Manager of the Natick, Baltimore and Chicago facilities. Mr. Gerstenberg holds a Bachelor of Science degree in Engineering from Syracuse University.

        Stephen H. Moynihan has served as an officer of either the Company and one or more of its subsidiaries since 1987. In 1996, he was appointed Senior Vice President Planning and Development, prior to which he served as Vice President and Treasurer. Mr. Moynihan served as Vice President of Strategic Planning of Clean Harbors Environmental Services from 1990 until 1995. Prior to joining Clean Harbors, Mr. Moynihan was Audit Manager for Gerald T. Reilly and Company, a public accounting firm. Mr. Moynihan holds a BS degree in Accounting from Bentley College.

        William F. O'Connor has served as Senior Vice President of Risk Management, after rejoining the Company in December 2002. Previously, Mr. O'Connor was Vice President of William Gallagher and Associates, an insurance broker that he joined in April of 2000. From 1989 to 2000 Mr. O'Connor held a variety of roles at the Company, the last being as Vice President of Human Resources and Risk Management.

        David M. Parry is Senior Vice President, Technical Services. Mr. Parry joined the Company in 1988 and he has served in a variety of management positions including Senior Vice President of Eastern Operations. He has also previously held the positions of Regional Vice President, Northeast Region, District Sales Manager, Regional Manager of CleanPack® and T&D Services, Plant Manager and CleanPack Chemist. Mr. Parry holds a Bachelor of Science degree from the Massachusetts Maritime Academy.

        Carl D. Paschetag, Jr. joined the Company as Vice President, Treasurer and Controller in 1997. He also serves as Vice President and Treasurer of most of the Company's subsidiaries. From 1994 through 1997, Mr. Paschetag was the Controller of Cambridge Energy Research Associates, a privately owned international management consulting company. From 1987 through 1994, Mr. Paschetag held a variety of management positions with Draka Holdings B.V., a publicly held company traded on the Amsterdam Exchange. Prior to that, Mr. Paschetag worked for KPMG Peat Marwick, an international accounting firm. He holds a BBA in Accounting from The University of Texas.

        Anthony Pucillo is Executive Vice President, Sales, Marketing and Central Operations. Mr. Pucillo joined the Company in April 2003. From 2000 to 2002, Mr. Pucillo served as President, E-Business, for the America's Region of Siemens Corporation, a global lighting, medical products, automation, information and communication company, where Mr. Pucillo was responsible for Siemens' e-business efforts throughout North and South America. From 1995 to 2000, he was President and a member of the Board of Directors of OSRAMSYLVANIA LTD., a Siemens subsidiary headquartered in Ontario, Canada. From 1994 to 1995, he was the President of Tactician Corporation, a privately held software corporation headquartered in Andover, Massachusetts, and from 1985 to 1994, he held a variety of positions with GTE Product Corporation which is a division of GTE, Inc., a publicly-held lighting and components company which was acquired by Siemens in 1993. Mr. Pucillo holds a Bachelor of Arts Degree from Harvard University and an M.B.A. from Columbia University School of Business.

        Michael J. Twohig is Senior Vice President and Chief Information Officer. Mr. Twohig joined the Company in 1999 and has served in a variety of management positions the most recent of which was the Vice President of Strategic Initiatives. From 1996 to 1999 he served a Vice President of Business Operations for Internet Commerce Expo, an International Data Group company. Prior to that he was the Controller for Tocco Corporation, a Building Systems company. Mr. Twohig holds an MBA from Rivier College and a Bachelor of Science degree in Accounting from Boston College.

        Brian P. Weber is Senior Vice President, Central Services. Mr. Weber joined the Company in 1990. He has served in a variety of management positions with the Company including, prior to his current position, Vice President of CleanPack® Services, and Vice President, Technical Services. Mr. Weber holds a BS degree in Business Management from Westfield State College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below describes the "beneficial ownership" of the Company's Common Stock as of April 5, 2004, by (i) each of the Company's directors and the five current executive officers who were the most highly compensated during the most recently completed fiscal year, and (ii) all of the Company's current directors and executive officers as a group. SEC Rule 13d-3 under the Securities Exchange Act of 1934 defines "beneficial ownership" to mean the right to vote or exercise investment power, or to share in the right to vote or exercise investment power, with respect to the specified securities, whether or not the specified person has any economic interest in the specified securities. No director or executive officer beneficially owns any Series B Preferred Stock. Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the specified shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Alan S. McKim	4,250,762	(2)	30.3%
John D. Barr	6,889		*
John P. DeVillars	7,000		*
John F. Kaslow	20,300	(3)	*
Daniel J. McCarthy	19,200	(4)	*
John T. Preston	23,000		*
Thomas J. Shields	19,250		*
Lorne R. Waxlax	86,200	(5)	*
Mark S. Burgess	11,000		*
Gene A. Cookson	63,364		*
William J. Geary	3,753		*
Eric W. Gerstenberg	8,103		*
All current directors and executive officers as a group (21 persons)	4,771,455		33.3%

*
Less than 1%

(1)
Beneficial ownership has been determined in accordance with Securities and Exchange Commission regulations and includes in the numerator and denominator used for the calculation of certain of the percents of total outstanding, as appropriate, the following number of shares of the Company's Common Stock which may be acquired under stock options which are exercisable within 60 days of April 5, 2004: Mr. Barr (1,889 shares), Mr. DeVillars (6,000 shares), Mr. Kaslow (19,000 shares), Mr. McCarthy (9,000 shares), Mr. Preston (20,000 shares), Mr. Shields (18,750 shares), Mr. Waxlax (20,000 shares), Mr. Burgess (11,000 shares), Mr. Cookson (52,000 shares), Mr. Geary (3,700 shares), Mr. Gerstenberg (8,000 shares), and all current directors and executive officers as a group (329,268 shares).

(2)
Includes 200,000 shares subject to a three-year variable forward prepaid agreement dated December 31, 2002 between Mr. McKim and CSFB Cayman International, LDC as to which Mr. McKim retains sole voting power during the period of the agreement.

(3)
Includes 1,000 shares held in a living trust for Mr. Kaslow's benefit and 300 shares held in a living trust for the benefit of his wife as to which Mr. Kaslow shares voting and investment power.

(4)
Includes 200 shares owned by Mr. McCarthy's son as to which Mr. McCarthy shares voting and investment power.

(5)
Includes 63,200 shares held in a living trust for Mr. Waxlax's benefit and 3,000 shares owned by Mr. Waxlax's son as to which Mr. Waxlax shares voting and investment power.

        To the Company's knowledge, as of April 5, 2004, no person or entity "beneficially owned" (as that term is defined by the Securities and Exchange Commission) 5% or more of the total 14,009,645 shares of Common Stock or 112,000 shares of Series B Preferred Stock then outstanding, except as shown in the following table. Except as otherwise indicated below, the Company understands that the named person or entity has sole voting and investment power with respect to the specified shares. The holders of the Company's Common Stock and Series B Preferred Stock vote as a single class with respect to the election of directors and most other matters. In addition to the shares of Common Stock and Series B Preferred Stock outstanding on April 5, 2004, there were then outstanding 25,000 shares of Series C Preferred Stock. However, under the rules of NASDAQ, the Series C Preferred Stock will not be voting at the Annual Meeting on the election of two Class III directors (which is the sole matter proposed to be considered at the meeting) and therefore the following table does not describe beneficial ownership of such shares.

Name and Address	Number of Shares		Percent and Class of Stock
Alan S. McKim Clean Harbors, Inc. 1501 Washington St. Braintree, MA 02184	4,250,762	(1)(2)	30.3% Common Stock
Kern Capital Management, LLC 114 West 47th Street Suite 1926 New York, NY 10036	1,697,600	(3)	12.1% Common Stock
Stephen Feinberg 450 Park Avenue 28th Floor New York, NY 10022	1,306,400	(4)	9.3% Common Stock
Grandview Capital Management, LLC 820 Manhattan Avenue Suite 200 Manhattan Beach, CA 90266	52,876		47.2% Series B Preferred Stock
Mellon Guarantee Trust Company as Investment Advisor and Agent for the Alfred P. Sloan Foundation Church Street Station New York, NY 10008	42,000		37.5% Series B Preferred Stock
Bankers Trust Company P.O. Box 704 Bowling Green Station New York, NY 100084	15,000		13.4% Series B Preferred Stock

(1)
Includes 200,000 shares subject to a three-year variable forward prepaid agreement dated December 31, 2002 between Mr. McKim and CSFB Cayman International, LDC as to which Mr. McKim retains sole voting power during the period of the agreement.

(2)
Under a voting agreement dated as of September 6, 2002, Alan S. McKim (who owns 4,250,762 shares of Common Stock), the Trustees of the Alan S. McKim Children's Trust (which owns 45,000 shares of Common Stock), and Stephen H. Moynihan (a senior vice president of the Company who owns 100,500 shares of Common Stock) have agreed that certain employees of the Investors which own the 25,000 outstanding shares of Series C Preferred Stock may vote their shares of Common

  Stock at meetings of the Company's stockholders solely with respect to matters affecting the Series C Preferred Stock and not with respect to the election of directors or any other general corporate matters. Such Voting Agreement will expire upon the conversion or redemption of the 25,000 outstanding shares of Series C Preferred Stock.

(3)
Based upon the Schedule 13G dated December 31, 2003 filed with the Company, Kern Capital Management, LLC, is deemed to have beneficial ownership of 1,697,600 shares of Common Stock. As the principals and controlling members of Kern Capital Management, LLC, Robert E. Kern Jr. and David G. Kern may also be deemed beneficially to own the shares held by Kern Capital Management, LLC.

(4)
Based upon the Schedule 13G dated May 16, 2003 filed with the Company, as subsequently amended, Stephen Feinberg is deemed to have beneficial ownership of 1,306,400 shares of Common Stock, all of which are held by investment entities for which Mr. Feinberg possesses sole voting and investment power. Such entities also hold certain shares of Series C Preferred Stock, but (as described in the paragraph preceding this table) such shares are not included in table because such shares of Series C Preferred Stock will not be voting at the Annual Meeting.

ELECTION OF DIRECTORS
(Item 1 on Proxy Form)

        The Board of Directors of the Company is currently composed of eight directors classified into three classes. There are three Class I Directors, three Class II Directors, and two Class III Directors. One class of directors is elected each year for a term of three years. The term of the Class III Directors John P. DeVillars and Daniel J. McCarthy shall expire at the 2004 Annual Meeting. The Board of Directors has nominated Messrs. DeVillars and McCarthy to continue to serve as Class III Directors.

        Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the Annual Meeting to elect John P. DeVillars and Daniel J. McCarthy as Class III directors of the Company for a three-year term, until the 2007 Annual Meeting of Stockholders and until their respective successors shall be duly elected. In the event that one or more of the nominees is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company's Board of Directors.

        The Board of Directors recommends that stockholders vote "FOR" the proposal to elect Messrs. DeVillars and McCarthy as directors.

Compensation of Directors

        According to the Company's 2000 Stock Incentive Plan approved by stockholders at the 2000 Annual Meeting, each director who is not an employee of the Company receives upon election to the Board a grant of a five-year, non-qualified stock option to purchase that number of shares of the Company's Common Stock determined by multiplying 2,000 by the number of years or fraction thereof for which the director shall be elected, at the market price of the Common Stock on the date of election, vesting immediately as to the first 2,000 shares of any award and as to an additional 2,000 shares on each anniversary of the date of election. Awards to directors appointed to fill a vacancy on the Board for less than one year are prorated. During 2003, upon the election as directors to serve for a term of three years, Messrs. Preston and Waxlax, the only non-employees elected as a director during such year, received options for 6,000 shares at the market price of $10.37 per share. In addition, during 2003, upon the appointment as director to serve for the remaining portion of the three year term, Mr. Barr, the only non-employee appointed as a director during such year, received options for 5,667 shares at the market price of $9.18 per share.

        The Company's policy during 2003 was to pay each director who is not an employee an annual retainer fee of $25,000 plus $2,000 for each board meeting attended, $1,000 for each committee meeting attended and $1,000 for meetings conducted by telephone conference call. The Company also pays outside directors who are members of committees of the Board $1,000 for membership on a committee and an additional $4,000 for serving as chairman of the Compensation Committee or Corporate Governance Committee, and an additional $6,500 for serving as chairman of the Audit Committee. In February 2003, the Board voted, upon the recommendation of the Corporate Governance Committee, to pay each of the members of the Audit Committee other than the Chairman, a one-time payment of $5,000 and to pay the Chairman $10,000 as compensation for the considerable amount of extra time and effort during 2002 involved in compliance with the provisions of the Sarbanes-Oxley Act and the new rules of NASDAQ. Directors are reimbursed for expenses incurred in connection with service on the Board. Total fees paid to outside directors in 2003 were as follows: Mr. Barr, $18,458, Mr. DeVillars $50,000, Mr. Kaslow $80,500, Mr. McCarthy $58,000, Mr. Preston $52,000, Mr. Shields $52,000, and Mr. Waxlax $59,000.

Board Committees and Meetings

        The Board of Directors is the ultimate decision making body of the Company except with respect to those matters reserved by law or the by-laws of the Company to the stockholders. The Board is responsible for selection of the Chief Executive Officer and for advising the Chief Executive Officer with respect to the selection of a management team, providing oversight responsibility and direction to management and evaluating the performance of management on behalf of the stockholders.

        During 2003 the Board held five meetings. All directors attended at least 75% of each of the meetings of the Board and the committees on which they serve. All members of the Board attended the annual meeting of stockholders.

        The Board has established three committees, the Audit Committee, Compensation Committee and Corporate Governance Committee. The Board has determined that a majority of its members are "independent directors" as defined by the rules of the Nasdaq Stock Market. The Board has also determined that each of the committees of the Board consists solely of non-employee "independent directors," as defined by the rules of the Nasdaq Stock Market which are applicable to membership on such committees, and that each member of each committee is free of any relationship that would interfere with his ability to exercise independent judgment. Based upon his training and experience as described above under "Directors and Executive Officers of the Company," the Board has also determined that Thomas J. Shields qualifies as an "audit committee financial expert," as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. All members of the committees are appointed by the Board, and each committee operates under a charter approved by the Board. These charters are available upon the Company's website at www.cleanharbors.com, and the charter of the Audit Committee as most recently amended by the Board is also attached as Exhibit A to this proxy statement.

  Audit Committee

        The Audit Committee during 2003 consisted of John Kaslow, Chairman, and John Preston and Thomas Shields. John DeVillars served as a member of the committee until August 2003 when he agreed to accept a consulting assignment for the Company and stepped down from serving on the Audit Committee. The primary functions of the Audit Committee are to recommend the selection of independent public accountants, to review the scope of and approach to audit work, and to meet with and review the activities of the Company's internal accountants and the independent public accountants. During 2003, there were twelve meetings of the Audit Committee, of which five were held by conference call.

  Compensation Committee

        During 2003 Daniel McCarthy and Lorne Waxlax served on the Compensation Committee for the entire year. Mr. Kaslow resigned from the Compensation Committee in August in order to join the Corporate Governance Committee, and John Barr replaced Mr. Kaslow on the Compensation Committee. The primary responsibilities of the Compensation Committee are the recommendation of a compensation package for the Chief Executive Officer to the full Board of Directors, review and approval of other senior executive officer compensation, review and approval of corporate management compensation policies and management of the Company's stock option and equity incentive plans. The Committee also works with the Chief Executive Officer in developing annual goals for the Chief Executive Officer and his senior executive staff and evaluates their success in achieving those goals at the end of each year.

        The Compensation Committee held five meetings during 2003, of which one was held by telephone conference call.

  Corporate Governance Committee

        The Corporate Governance Committee during 2003 consisted initially of Lorne Waxlax, Chairman, and Daniel McCarthy and Alan McKim. Mr. McKim resigned his position on the Committee in August so that all members of the Committee would be non-employee independent directors. His position on the Committee was filled by Mr. Kaslow. The primary responsibilities of the Corporate Governance Committee are to serve as a nominating committee for directors and board officers, and to recommend committee structures, review director compensation, monitor the Company's social responsibility programs and assist the Board in reviewing the performance of the Board and the Chief Executive Officer. The Committee met seven times during 2003, three of these meetings by conference call.

        The Corporate Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors which include, in addition to high personal and professional ethics, integrity and values, particular industry or geographic experience, understanding of the business of the Company, particular disciplines such as finance, marketing, sales and management, and personal, educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending directors who provide a diversity of experiences and will best perpetuate the success of the business and exercise sound judgment in representing the interests of stockholders. In determining whether to recommend a director for re-election, the Committee also considers the director's past attendance at meetings and contributions to the activities of the Board. In the past, nominees for the Board have been submitted by members of the Board. However, the Corporate Governance Committee will consider stockholder recommendations for Board candidates. For the 2005 annual meeting of stockholders, names of potential Board candidates should be received no later than January 15, 2005. The Committee will use the same evaluation method described above in assessing candidates recommended by stockholders. The name of any recommended candidate for director, together with a brief biography, a document indicating the candidate's willingness to serve, and evidence of the nominating person's ownership of Company stock, should be sent to the Chairman, Corporate Governance Committee, at the address of the Company.

        Shareholders and other interested parties may communicate with the Board by mail or electronically. To communicate with the Board, correspondence should be addressed to Daniel J. McCarthy, Lead Director, c/o the General Counsel and Assistant Secretary, Clean Harbors, Inc., PO Box 859048, 1501 Washington Street, Braintree, MA 02185-9048, or gearyb@cleanharbors.com. All correspondence received as such will be opened by the office of the General Counsel for the sole purpose of determining whether the contents represent a message to directors. Any communication that is not in the nature of advertising, promotions of a product or service, or patently offensive material, will be forwarded promptly to the Lead Director for distribution to the other members of the Board.

Compensation Committee Report

        The Compensation Committee of the Board of Directors (the "Committee") consists of three independent directors whose responsibilities include the recommendation to the full Board of Directors of a compensation package for the Chief Executive Officer; review and approval of other senior executive officer compensation; review and approval of corporate management compensation policies; and management of the Company's stock option and equity incentive plans.

  Executive Compensation

        The fundamental philosophy of the Committee regarding executive compensation is to offer competitive compensation opportunities and to align individual compensation with the goals, values and priorities of the Company. Compensation for executive officers currently consists of three basic elements: base compensation and benefits, salary "at-risk", and awards of long-term equity incentives through non-qualified stock options. In addition, in 1998 the Company instituted an Executive Retention Plan in order to help retain certain key employees.

        Base compensation and benefits for 2003 were determined based upon a current analysis and previous studies of comparable industry groups. Bonuses for the Chief Executive Officer, the President of Site Services and the Senior Vice President of U.S. Disposal Operations were to be based on the attainment of specific objectives. For other senior managers, the Committee approved two incentive compensation plans for 2003. The Company's 2003 Management Incentive Program ("MIP") covered 149 management positions. Under the MIP, an individual could earn a bonus based upon Company-wide success in meeting management's goals, based upon thresholds of achievements of earnings before interest, taxes, depreciation and amortization ("EBITDA"). No bonuses were paid under the 2003 MIP. The Committee also approved a Fourth Quarter Management Incentive Program ("Fourth Quarter MIP") in order to provide additional incentive to make further improvements in the Company's operations. Participants in the Fourth Quarter MIP were the same as those of the MIP, and the Fourth Quarter MIP was based upon thresholds of achievements of EBITDA. No bonuses were paid out under the Fourth Quarter MIP. In 2003, the Company paid bonuses to certain executives based upon achieving significant individual contributions.

        The final element of compensation for executives is long-term equity incentives through grants of non-qualified stock option awards. Awards are designed to align the interests of executives with those of stockholders of the Company and to encourage long-term retention of executives through periodic vesting. Awards were made during 2003 at current market prices, and most options vest as to 20% at the end of each successive year of service. During 2003, options were awarded to 105 employees of the Company. Individual awards ranged from 1,000 to 105,000 shares based upon the individual's position and ability to positively impact Company results, adjusted according to his or her performance rating. The Chief Executive Officer, Alan S. McKim, did not receive any options during 2003, nor during any previous year.

        In 1998, the Company instituted an Executive Retention Plan (the "Retention Plan"), which currently covers 13 members of senior management. The Retention Plan provides for severance payments for terminations other than for "cause" in exchange for one-year non-competition agreements. For terminations other than for cause and not related to a change in control, the Retention Plan calls for the payment of up to one year of base salary at the rate in effect at the time of termination of employment, payable periodically in accordance with the Company's normal executive salary payment polices, plus up to one year of continued medical, dental, life insurance and other benefits, if any, available to the executive at the time of his or her termination of employment.

        Under the Retention Plan, in the event of a Change in Control (as defined in the Plan), the executive will receive severance benefits equal to one year's base salary and benefits if his or her employment with the Company is terminated for any reason within 30 days after a Change in Control. Also, an executive shall be entitled to receive the same severance benefits if the executive does not receive a position equal to the position that the executive held prior to the Change in Control or if the primary work location is not within 30 miles of such location prior to the Change in Control. If the executive accepts a position with the successor corporation after the Change in Control, and, within two years of the Change in Control, the executive's position changes so as not to be equal to his or her position prior to the Change in Control, then the executive shall be entitled to the same severance benefits. Under the Retention Plan, one year's base salary is payable within 30 days after termination of employment relating to a Change in Control.

  Chief Executive Officer Compensation

        During 2003, base compensation of the Chief Executive Officer, Alan S. McKim, was $450,000. Mr. McKim's incentive compensation for 2003 was to be based upon the Company's achievement of a base line EBITDA goal, improvement of health and safety, completion of a management information system project, improvement of the collection of receivables, headcount reduction, improvement of certain customer pricing and disposal of surplus assets acquired in the CSD acquisition. While Mr. McKim achieved certain goals, no bonus was awarded primarily due to his not achieving the base line EBITDA goal.

  Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that annual compensation paid to any officer exceeds $1 million. Compensation paid to the Company's executive officers during the 2003 fiscal year did not exceed the $1 million individual limit. Should the individual compensation of any executive officer approach the $1 million level, the Compensation Committee would attempt to minimize the impact of Code Section 162(m) on the Company.

                      Members of the Committee
                      Daniel J. McCarthy, Chairman
                      John D. Barr
                      Lorne R. Waxlax

Compensation of Executive Officers

        The following table sets forth compensation information for (i) the Chief Executive Officer, (ii) the four other most highly compensated executive officers of the Company and its subsidiaries that were serving as executive officers at the end of 2003, and (iii) one additional highly compensated former executive officer who had ceased to serve prior to the end of 2003.

Summary Compensation Table

Long-Term Compensation (1)
						Awards	Payouts
Securities Underlying Options Granted (shares)
Annual Compensation
Name and Principal Position								All Other Compensation (2)
	Year	Salary	Bonus		Other
Alan S. McKim Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$450,000 450,000 300,000	$	— — 400,000	$360 360 360	— — —	— — —	$	— — —
Gene A. Cookson President, Site Services *	2003 2002 2001	$300,000 240,625 225,000	$	— — 325,000	$360 360 240	— — 100,000	— — —	$	— — —
Roger A. Koenecke (3) Senior Vice President and Chief Financial Officer	2003 2002 2001	$262,637 155,000 145,833	$	— 32,508 82,660	$552 552 552	25,000 — —	— — —	$	— — —
Eric W. Gerstenberg Senior Vice President, Disposal Services *	2003 2002 2001	$200,000 152,500 140,000	$	— 14,782 52,080	$216 192 192	40,000 — 5,000	— — —	$	— — —
Mark S. Burgess (4) Executive Vice President and Chief Financial Officer	2003 2002 2001	$161,538 — —		$25,000 — —	$110 — —	105,000 — —	— — —		$126,867 — —
William J. Geary Executive Vice President and General Counsel *	2003 2002 2001	$150,000 150,000 150,000		$65,000 72,266 120,800	$8,232 7,415 7,752	— — —	— — —	$	— — —

*
Clean Harbors Environmental Services, Inc.

(1)
No restricted stock or stock appreciation rights were awarded during 2003, or held at the end of 2003. The Company does not have a long-term incentive plan, and there were no long-term incentive plan payouts during 2003.

(2)
Consists of relocation costs for Mr. Burgess.

(3)
Mr. Koenecke resigned from active employment with the Company in August 2003.

(4)
Mr. Burgess commenced active employment with the Company in June 2003. Mr. Burgess was paid a signing bonus of $25,000.

Stock Option/SAR Grants

        The following table illustrates the hypothetical value of stock options granted to the individuals named in the Summary Compensation Table during 2003, based on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the life of the stock options. The amounts set forth under "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" reflect required disclosures pursuant to regulations of the Securities and Exchange Commission. The actual value to be realized, if any, could be more or less than the assumed values depending upon the performance of the stock. Under the terms of the Company's Stock Option and Equity Incentive Plans, the Compensation and Stock Option Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. During 2003, there were no stock appreciation rights ("SARs") granted to individuals named in the Summary Compensation Table.

Option Grants in 2003

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted
			Exercise or Base Price per Share (1)
Name		Percent of Total Options Granted to Employees in 2003		Expiration Date	5% Annual Growth rate	10% Annual Growth rate
Alan S. McKim	—	—%	$—	—	$—	$—
Gene A. Cookson	—	—	—	—	—	—
Roger A. Koenecke	25,000	2.46	12.98	2/21/13	204,076	517,169
Eric W. Gerstenberg	40,000	3.93	12.98	2/21/13	326,522	827,471
Mark S. Burgess	55,000	5.41	10.37	5/15/13	409,840	960,141
Mark S. Burgess	50,000	4.92	5.73	9/16/13	180,178	456,607
William J. Geary	—	—	—	—	—	—

(1)
The exercise price of the option granted in 2003 was equal to the fair market value of the Common Stock on the date the option was granted.

(2)
The option has a ten-year term, vests over five years, and is exercisable as to 20% of the shares on the first anniversary of the date of grant and as to an additional 20% on each anniversary date thereafter.

        Under the terms of the Company's Stock Option and Equity Incentive Plans, the Compensation and Stock Option Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. During 2003, no stock options were repriced.

Option Exercises and Year-End Option Values

        The following table shows for the individuals named in the Summary Compensation Table the aggregate number of any options exercised, the value realized (market value of underlying shares on exercise minus the exercise price), the number of unexercised options held by each individual at year-end, and the value of unexercised in-the-money options at year-end. The high and low sales prices of the Company's Common Stock in 2003 were $16.52 and $3.25. The last sale price at year-end was $8.91. No stock appreciation rights were exercised during 2003 or held by such individuals at year-end.

Option Exercises in 2003

			Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End
	Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alan S. McKim	—	$—	—	—	$—	$—
Gene A. Cookson	48,700	654,317	40,000	78,000	457,380	252,680
Roger A. Koenecke	40,000	172,588	—	—	—	—
Eric W. Gerstenberg	8,000	51,282	—	55,000	—	96,870
Mark S. Burgess	—	—	—	55,000	—	—
Mark S. Burgess	—	—	—	50,000	—	159,000
William J. Geary	7,400	97,221	13,700	—	89,555	—

Termination of Employment and Change of Control Agreements

        The Company does not have any employment agreements with its executive officers. The Company provides "change of control" protection under stock option agreements awarded to executive officers. Some of those agreements provide that options will automatically fully vest upon a change of control, while others provide that if an employee is involuntarily terminated or experiences a change of position and a reduction in salary or relocation within twelve months of a change of control, the employee's options become fully vested.

        As discussed more fully in the Compensation Committee Report, the Company has an Executive Retention Plan ("Retention Plan") that covers 13 members of executive and senior management. The Retention Plan provides for severance payments equal to one year's base salary for terminations that are due to a "Change in Control" of the Company as that term is defined in the Retention Plan. In addition to severance, the Retention Plan provides for up to one year of continued employee benefits, if any, available to the executive at the time of his or her termination of employment.

Certain Transactions

        In October 2003, the Company engaged BlueWave Strategies, LLC, a company in which one of its directors, John P. DeVillars, is a controlling member, to provide advisory services on environmental regulatory matters and internal environmental operating systems. The engagement agreement, which was originally for a six-month term, involves the payment of a retainer fee of $10,000 per month. After review and approval of the Audit Committee of the Company's Board of Directors, which is responsible for the review of related party transactions, the engagement was recently extended for an additional six-month period at the same monthly fee.

Independent Auditors Fees

        In addition to retaining PricewaterhouseCoopers LLP ("PwC") to audit the consolidated financial statements, the Company and its subsidiaries retained PwC to provide tax and certain other services for

2003 and 2002. The aggregate fees and expenses billed by PwC for 2003 and 2002 for these services were:

	For the Year
	2003	2002
Audit Fees	$1,391,000	$1,550,000
Audit-Related Fees	—	21,000
Tax Fees	310,595	810,000
All Other Fees	—	—

	$1,701,595	$2,381,000

        Audit Fees ($1,391,000 for 2003 and $1,550,000 for 2002) include fees and expenses for services rendered in connection with the audits of the Company's consolidated annual financial statements, reviews of quarterly financial statements included in the Company's Form 10-Q reports, and services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or review of the financial statements, and the preparation of an annual "management letter" on internal control matters.

        Audit-Related Fees ($0 for 2003 and $21,000 for 2002) include fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "Audit Fees". The services for the fees disclosed under this category normally would include benefit plan audits, other accounting consulting, and vendor and customer compliance audits. For 2002, Audit-Related Fees include consultation with PwC regarding a request for a "no-action" letter from the SEC.

        Tax Fees ($310,595 for 2003 and $810,000 for 2002) include fees and expenses for tax compliance, tax planning, and tax advice (including tax return preparation), refund claims, assistance with tax audits and appeals, and advice related to acquisitions. Tax Fees for 2003 include tax planning related to the acquisition of the CSD and preparation and/or review of the Company's tax returns. Tax Fees for 2002 include review of net operating loss carrybacks applied for in 2002, assistance with an appeal to the taxing authorities, tax planning related to the acquisition of the CSD, and review of the Company's tax returns.

        All Other Fees ($0 for each of 2003 and 2002) include fees and expenses for services which do not fall within the categories described above.

        The Audit Committee of the Board of Directors follows procedures designed to ensure that all audit and permitted non-audit services provided after January 1, 2003 by PwC are pre-approved by the Audit Committee. The Audit Committee has discussed these matters with PwC and the Company's management and monitors the Company's compliance with any new restrictions put in place to continue to ensure that the services provided by PwC are consistent with the maintenance of that firm's independence in the conduct of its auditing functions.

Audit Committee Report

        The Audit Committee of the Board of Directors (the "Committee") is comprised of the three directors named below. The Company's Board of Directors has determined that each member of the Committee is an independent director (as independence is defined in NASDAQ listing standards applicable to membership on audit committees). In addition, the Company's Board of Directors has determined, based upon his education and experience, that Thomas J. Shields is an "audit committee financial expert" as defined by Item 401(h) of Regulation SK under the Securities Exchange Act of 1934. The Audit Committee has adopted a written charter, which has been approved by the Board of Directors. A copy of the charter, as most recently revised by the Board of Directors on February 7, 2004, is attached as Appendix A to this Proxy Statement. The Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements, and with the Company's auditors, PricewaterhouseCoopers LLP ("PwC"). The Company's independent auditor for 2003, PwC, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 "Communication With Audit Committees." PwC has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," and the Committee discussed with PwC that firm's independence. The Committee also considered whether PwC's provision of non-audit services, which for 2003 consisted exclusively of tax services, is compatible with PwC's independence.

        Based on the considerations referred to above, the Committee recommended to the Board of Directors that the financial statements audited by PwC be included in the Company's Annual Report on Form 10-K for 2003 and that PWC be appointed independent auditors for the Company for 2004. The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

  John F. Kaslow, Chairman
  John T. Preston
  Thomas J. Shields

Appointment of Independent Accountants

        The Company's independent public accountants are selected by the Audit Committee of the Board of Directors. The Audit Committee has selected PricewaterhouseCoopers LLP to serve as the Company's independent public accountants for the year ending December 31, 2004. PricewaterhouseCoopers LLP or its predecessor has served as the Company's independent public accountants since the fiscal year ended February 28, 1990. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

Performance Graph

        The following graph compares the five-year return from investing $100 on January 1, 1998 in each of Clean Harbors, Inc. Common Stock, the NASDAQ Market Index of companies, and an index of environmental services companies, compiled by Media General Financial Services, Inc. The environmental services group used by Media General Financial Services, Inc. includes all companies whose listed line-of-business is SIC Code 4953 (refuse systems), and assumes reinvestment of dividends on the ex-dividend date. An index compares relative performance since a particular starting date. In this instance, the starting date is December 31, 1997, when the Company's Common Stock closed at $1.56 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 5% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company. Based solely on its review of copies of the reports received by it, or written representations from certain reporting persons, the Company believes that during 2003 such filing requirements were satisfied on a timely basis, except that John D. Barr, John P. DeVillars, George L. Curtis, Eric W. Gerstenberg and Stephen H. Moynihan were each late in filing one report on Form 4 reflecting a change of ownership of their respective shares.

STOCKHOLDER PROPOSALS

        Proposals, which qualified stockholders intend to present at the 2005 Annual Meeting, must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than January 15, 2005.

        Shareholders of record who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 2005 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Clerk and received at the Company's principal executive offices not later than January 15, 2005. The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the By-Laws will be sent to any shareholder upon written request to the Clerk.

OTHER MATTERS

        THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO STEPHEN H. MOYNIHAN, SENIOR VICE PRESIDENT, PLANNING AND DEVELOPMENT, CLEAN HARBORS ENVIRONMENTAL SERVICES, INC., 1501 WASHINGTON STREET, BRAINTREE, MASSACHUSETTS 02184-7535, TELEPHONE (781) 849-1800, EXT. 4454.

        Except for the matters set forth above, management knows of no other matter, which is to be brought before the meeting, but if any other matter shall properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.

By Order of the Board of Directors,

C. Michael Malm, Secretary

April 9, 2004

        THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Exhibit A

Charter of the Audit Committee of the Board of Directors

Introduction

        The Clean Harbors Audit Committee is appointed by and responsible to the Company's Board of Directors. The Committee's principal purpose is to oversee the accounting and financial reporting processes of the Company and the audits of its financial statements. The Audit Committee shall conduct its business in accordance with this Charter as amended from time to time by the Board of Directors and shall have the delegated authority of the Board in conducting its business. This Charter is intended to comply with applicable Nasdaq listing standards and SEC rules and regulations as in effect from time to time and shall be interpreted so as to give effect to this intention. This Charter will be reviewed and reassessed annually by the Audit Committee as to its adequacy and shall be revised as necessary to reflect the evolution of the Company's business and relevant developments in the business and regulatory worlds.

Audit Committee Organization

  Membership

  •
  The Audit Committee shall be comprised of members of the Board of Directors, each of whom must meet the independence requirements of the applicable Nasdaq listing standards and the rules and regulations of the SEC under the Securities Exchange Act, and must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company for the past three years.

  •
  Audit Committee members must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

  •
  At least one member of the Committee shall have past experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities as determined in accordance with applicable Nasdaq listing standards and the rules and regulations of the SEC.

  •
  The Committee shall consist of at least three outside Directors nominated by the Board's Governance Committee and elected by the Board of Directors.

  Audit Committee Authority

  •
  The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor and any other registered public accounting firm engaged (including resolutions of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services to the Company. Each such registered public accounting firm shall report directly to the Audit Committee.

  •
  The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor (subject to the de minimis exceptions for non-audit services described in applicable SEC rules and regulations).

  •
  The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services to the Company, and to any advisors employed by the Audit Committee and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

  •
  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

  Audit Committee Responsibilities

        The Audit Committee provides an oversight role with respect to the Company's financial statements and related regulatory requirements, its internal controls, and its process for adhering to ethical business standards. The Committee does not perform nor guarantee any functions performed by the independent auditor or the Company's internal financial and accounting organizations. Its oversight activities are conducted principally through pursuit of the following activities:

  Financial Reporting

        The Audit Committee shall:

  •
  Review the Company's annual audited financial statements before release. The review shall include discussion with Company financial management and the independent auditor regarding any significant issues associated with accounting principles, adjustments, estimates and judgments. Based on its review, the Audit Committee shall make a recommendation to the Board of Directors concerning the inclusion of such financial statements, including disclosures made in management's discussion and analysis, in the Company's annual report on Form 10-K.

  •
  Review, or delegate review to the Committee Chairman of, the Company's quarterly financial statements before their release. The review shall include discussion with Company financial management and the independent auditor, if necessary, of any significant accounting issues.

  •
  Review and discuss reports from the independent auditor on:

  (a)
  Critical accounting policies and practices to be used;

  (b)
  Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

  (c)
  Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  •
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered with the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  •
  Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Company's Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  Internal Controls

        The Audit Committee shall:

  •
  Review independent auditor recommendations and management's response relative to internal controls.

  •
  Review periodically management's process for informing employees of the ongoing importance of maintaining internal controls and for complying with accounting standards.

  Independent Auditor Relationships

  •
  The Audit Committee shall ensure receipt from the independent auditor of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and the Audit Committee shall also actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and shall take appropriate action to oversee and ensure the independence of the independent auditor.

  •
  The Audit Committee shall meet in executive session with the independent auditor at least annually.

  •
  The Audit Committee shall discuss with the independent auditor, at least annually, the auditor's judgment with respect to the quality of the Company's accounting principles as applied in its financial reporting.

  Compliance

        The Audit Committee shall:

  •
  Review and approve all related party transactions required to be disclosed in the Company's SEC filings.

  •
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  •
  Review with corporate counsel legal matters which could have a significant impact on the Company's financial results.

  Other Responsibilities

        The Audit Committee shall:

  •
  Review periodically with management and the independent auditor significant corporate risks and steps taken by management to minimize or mitigate such risks.

  •
  Report periodically on the Committee's activities to the Board of Directors.

  •
  Approve the Audit Committee report required to be included in the Company's proxy statement under SEC rules.

  •
  Conduct an annual self-evaluation of the Committee.

  •
  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors.

PROOF # 1

ANNUAL MEETING OF STOCKHOLDERS OF

CLEAN HARBORS, INC.

May 13, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
To elect the nominees listed below as Class III directors of the Company for a three-year term, until the 2007 Annual Meeting of Stockholders and until their respective successors shall be duly elected:

NOMINEES:
☐	FOR ALL NOMINEES	☐ John P. DeVillars
☐ Daniel J. McCarthy
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

        INSTRUCTION:    To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder ___________________________ Date: ________________ Signature of Stockholder ___________________________ Date: ________________

        Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CLEAN HARBORS, INC.

This Proxy Is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Alan S. McKim, Stephen H. Moynihan and C. Michael Malm, and each of them acting solely, with full power of substitution, as the true and lawful attorney-in-fact and proxy for the undersigned to vote all shares of Common Stock of Clean Harbors, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, May 13, at the Fleet Conference and Training Center, Seventh Floor, The Berkeley Room, One Federal Street, Boston, Massachusetts, or any adjournment thereof, hereby revoking any proxies heretofore given. Each such proxy is hereby directed to vote upon the matters set forth on the reverse side hereof and, in his own discretion, upon such other matters as may properly come before the meeting.

(Continued and to be signed on the reverse side)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROXY SOLICITATION
INFORMATION AS TO VOTING SECURITIES
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS (Item 1 on Proxy Form)
STOCKHOLDER PROPOSALS
OTHER MATTERS
  Exhibit A
ANNUAL MEETING OF STOCKHOLDERS OF
CLEAN HARBORS, INC.
May 13, 2004
CLEAN HARBORS, INC.
This Proxy Is Solicited on Behalf of the Board of Directors
(Continued and to be signed on the reverse side)